Exhibit 10.32

AMENDMENT TO STOCK OPTION AGREEMENTS

This Amendment to Stock Option Agreements (“Amendment”) is made and entered into as of the 17th day of February, 2009, by and between FEDERAL REALTY INVESTMENT TRUST, a Maryland real estate investment trust (“Trust”), and ANDREW P. BLOCHER (“Executive”).

WHEREAS, Executive and the Trust have entered into the following stock option agreements: (a) Combined Incentive and Non-Qualified Stock Option Agreement dated February 16, 2006; (b) Combined Incentive and Non-Qualified Stock Option Agreement dated February 12, 2007; and (c) Combined Incentive and Non-Qualified Stock Option Agreement dated February 10, 2008 (collectively referred to hereinafter as the “Stock Option Agreements”); and

WHEREAS, since the execution of the Option Agreements, Executive has been promoted and is now an executive officer of the Trust, and Executive and the Trust wish to amend the Stock Option Agreements.

NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.      Sections 2(d), 2(f) and 2(g) of each of the Stock Option Agreements are hereby amended by deleting the phrase “three (3) months” and replacing it with the phrase “one (1) year.”

2.      Capitalized terms used in this Amendment, unless otherwise defined herein, have the respective meanings given to such terms in the Stock Option Agreements.

3.      Except as specifically modified hereby, the Stock Option Agreements remain in full force and effect, and the Trust and Executive hereby ratify and reaffirm each and all of the terms and provisions of the Stock Option Agreements as modified hereby.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to be effective as of the day and year indicated above.

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Dawn M. Becker
Name: Title:	Dawn M. Becker Executive Vice President-General Counsel and Secretary

WITNESS:	EXECUTIVE

/s/ Darlene M. Hough	/s/ Andrew P. Blocher
Andrew P. Blocher